Exhibit 10(b)

RESTRICTED STOCK AGREEMENT

ENERGEN CORPORATION 1997 STOCK INCENTIVE PLAN

Dated as of _________,______

An Award of Restricted Stock is hereby granted to the below named Participant. This Award is granted under the Energen Corporation 1997 Stock Incentive Plan ("the Plan"), dated November 25, 1997, as amended, and is subject in all respects to the terms and provisions of the Plan which is incorporated herein by reference. Without limiting the generality of the foregoing, this Award is subject to the transferability restrictions and forfeiture provisions set forth in the Plan. Words defined in the Plan and used in this Agreement shall have the meanings set forth in the Plan. The attributes of this Award are as follows:

  Participant: Name

2) Number of Restricted Shares: Shares

3) Date of Grant: ______________

4) Vesting: Restrictions on the Restricted Shares shall lapse [100% on specified date / in increments on specified dates].

5) Additional terms and conditions: [None / specified additional conditions].

ENERGEN CORPORATION

By

Its _______________________________

The Participant hereby accepts this Restricted Stock Award and agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and/or the Board, upon any questions arising under the Plan.

Participant - Name